                                                                   EXHIBIT 10.52

                        WARRANT SUBSCRIPTION AGREEMENT

     This Warrant Subscription Agreement (the "Agreement") is entered into as of April 9, 1999 among Comps.com, Inc. (formerly COMPS Infosystems, Inc.), a Delaware corporation (the "Company"), Silicon Valley Bank (the "Purchaser"), and the Shareholders listed on the signature pages attached hereto and any permitted transferees of such Shareholder (collectively, the "Shareholders").

                                   Recitals

     A. Pursuant to that certain Loan and Security Agreement dated as of the date hereof (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement"), by and among the Company and the Purchaser, the Purchaser has agreed to extend credit to the Company (the "Credit").

     B. Purchaser was induced by the Company to make the Credit available to the Company, in part by the Company's and the Shareholders' agreement to enter into this Agreement and to grant rights of co-sale to the Purchaser, as contained herein.

     C. In connection with the foregoing, the Company is selling to Purchaser a Warrant To Purchase Stock (the "Warrant") to purchase up to 49,000 shares of the Company's Series A Preferred Stock (the "Preferred Stock") at an initial exercise price of $5.00 per share ("Warrant Price") (the aggregate number of shares for which the Warrant may be exercised collectively being referred to as the "Warrant Shares"). The Warrant shall be substantially in the same form as the Form of Warrant attached hereto as Exhibit A.

     D. The Purchaser desires to subscribe for and purchase from the Company, and the Company desires to sell to the Purchaser, the Warrant.

                                   Agreement

     In order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser, the Company and the Shareholders agree as follows:

     1.   Definitions.

     The following terms shall have the meanings ascribed to such terms in the Sections set forth below:

     Term                                  Section

     Act                                   3.1
     Agreement                             Recitals
     Closing                               2.2
     Certificate                           4.1(d)
     Common Stock                          4.1(d)
     Company                               Recitals
     Credit                                Recitals

     Investor Rights Agreement             2.4(b)
     Loan Agreement                        Recitals
     Exchange Act                          4.3
     Notice                                7.1(a)
     Options                               4.1(e)
     Piggyback Rights                      5.1
     Prohibited Transfer                   7.3(a)
     Purchaser                             Recitals
     Put                                   6
     Put Price                             6.2
     Qualified Financing                   6.1
     Refinancing                           6.1
     Regulated Purchaser                   3.6
     Rule 144                              3.3(d)
     SEC                                   4.3
     Stock                                 7.1(a)
     Shareholders                          Recitals
     Transfer                              3.1
     Warrant                               Recitals
     Warrant Shares                        Recitals

     2. Subscription for, Purchase and Exercise of Warrant; Original Issue Discount.

          2.1 Purchase of Warrant. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and purchases, and the Company hereby sells to the Purchaser, for good and valuable consideration, the receipt of which is hereby acknowledged, the Warrant.

          2.2 The Time and Place of the Closing. The Closing of the transactions provided for in this Agreement (the "Closing") shall be held at 10:00 a.m., local time, on April 9, 1999 at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306, or at such other time and place as the Purchaser and the Company shall agree.

          2.3 Closing of the Purchase of the Warrant. At the Closing, the Company will deliver to Purchaser the Warrant, which shall be issued in Purchaser's name.

          2.4 Conditions to the Obligations of the Purchaser and the Company Hereunder. The obligations of the Purchaser and the Company hereunder shall be subject to the following conditions:

              (a) The representations and warranties made herein to the Purchaser or the Company by the other respective party shall be true and correct in all material respects at and as of the date of the Closing; and

              (b) The Purchaser and the Company shall have entered into the Amendment to Investor Rights Agreement ("Amendment") which Amendment shall amend the Amended and Restated Investor Rights Agreement dated as of February 9, 1998, by and among the Company and the holders of Company's securities whose names are set forth on the signature page attached thereto (collectively with the Amendment, the "Investor Rights Agreement"), to add the Purchaser as a party thereto.

          2.5 Original Issue Discount. The Company and Purchaser hereby acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which investment unit includes all Credit Extensions (as defined in the Loan Agreement) made pursuant to the Loan Agreement up to the maximum amount of the Term Loan (as defined in the Loan Agreement). The Company and Purchaser agree that the fair market value of the Warrant is less than the de minimis threshold for reporting income and expense relating thereto on a current basis. Therefore, the Company and Purchaser shall prepare their respective federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. (S) 1.1273, the original issue discount on the Credit Extensions shall be considered to be zero.

     3. Purchaser's Representations, Warranties And Agreements. Purchaser hereby represents, warrants and covenants to the Company as follows:

          3.1 No Resales. The Purchaser is acquiring its Warrant for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with the provisions of Rule 144A under the Securities Act of 1933, as amended (the "Act"). The Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (referred to hereinafter as a "Transfer") its Warrant Shares unless (i) such Transfer is pursuant to an effective registration statement under the Act and complies with all applicable state securities laws, or (ii) counsel for the Purchaser (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and that the Transfer is exempt from all applicable state securities laws except that no such opinion shall be required (y) in connection with a Transfer by Purchaser to any affiliate of Purchaser or (z) in connection with a Transfer where the transferee simultaneously becomes a lender under the Loan Agreement and makes the representations and warranties contained in this Section 3. No Transfer of the Warrant or the Warrant Shares in violation of this Agreement shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect.

          3.2 Legends. The Warrant, and the Warrant Shares issuable in respect thereof, shall each bear legends in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE PURCHASER THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN WARRANT SUBSCRIPTION AGREEMENT DATED AS OF APRIL 9, 1999 BY AND BETWEEN THE WARRANT PURCHASER, THE COMPANY AND CERTAIN PURCHASERS OF STOCK AND

     WARRANTS OF THE COMPANY (THE "WARRANT SUBSCRIPTION AGREEMENT"). COPIES OF THE WARRANT SUBSCRIPTION AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          3.3 Warrant and Warrant Shares Unregistered. Purchaser acknowledges with respect to Purchaser's Warrant and Warrant Shares that Purchaser has been advised that:

               (a) Neither the Warrant nor the Warrant Shares have been registered under the Act or qualified under the applicable securities laws of any state;

               (b) Except as contemplated by Sections 6, 7 and 8 hereof, the Warrant and the Warrant Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Warrant and the Warrant Shares unless they are subsequently registered under the Act and qualified under applicable state securities laws or an exemption from such registration or qualification is available;

               (c) it is not anticipated that there will be any public market for the Warrant or the Warrant Shares;

               (d) Rule 144 promulgated under the Act ("Rule 144") is not presently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make Rule 144 available (except as provided in Section 4.3 hereof);

               (e) when and if the Warrant or the Warrant Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of Rule 144;

               (f) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A promulgated under the Act or some other exemption under the Act and compliance with applicable state securities laws;

               (g) a restrictive legend in the form heretofore set forth shall be placed on each of the Warrant and the Warrant Shares; and

               (h) a notation shall be made in the appropriate records of the Company indicating that the Warrant and the Warrant Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a transfer agent, appropriate transfer restrictions will be issued to such transfer agent with respect to the Warrant.

          3.4 Compliance With Rule 144. If the Warrant or the related Warrant Shares are disposed of in accordance with Rule 144 under the Act, the Purchaser shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such sale.

          3.5 Additional Representations. The Purchaser further represents and warrants to Company that:

               (a) it has been given the opportunity to obtain any information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which it deems necessary to evaluate the merits and risks related to its investment in its Warrant;

               (b) its financial condition is such that it can afford to bear the economic risk of holding its unregistered Warrant and Warrant Shares for an indefinite period of time and has adequate means of providing for its current needs and contingencies;

               (c) it can afford to suffer a complete loss of its investment in the Warrant and Warrant Shares;

               (d) all information which it has provided to the Company concerning itself and its financial position is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing, the Purchaser will immediately furnish such revised or corrected information to the Company;

               (e) it understands and is cognizant of all risk factors related to the purchase of the Warrant and Warrant Shares;

               (f) it is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act;

               (g) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Warrant and Warrant Shares as contemplated by this Agreement;

               (h) either (i) it has a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with, and who are not compensated by, the Company or any affiliate of the Company, it has the capacity to protect its own interests in connection with the investment in the Warrant and the Warrant Shares;

               (i) it is an "excluded purchaser," as defined in Section
260.102.13 of the Corporate Securities Rules of the California Corporation Commissioner, for purposes of Section 25102(f) of the California Corporate Securities Law of 1968, as amended; and

               (j) this Agreement has been executed and delivered by Purchaser and is its valid and binding obligation, enforceable against Purchaser in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

          3.6 No Controlling Influence. In the event and so long as the Warrant or the related Warrant Shares are held by Purchaser or any of its affiliates or any person or entity to which Purchaser or any of its affiliates shall have transferred the Warrant or the related Warrant Shares (any such person or entity, a "Regulated Purchaser"), such Regulated Purchaser will neither:

              (a) Exercise or attempt to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; nor

              (b) Notwithstanding any other provision of this Agreement, exercise the Warrant to the extent such exercise would result in such Regulated Purchaser and its affiliates holding, directly or indirectly, in excess of 4.99% of any class of the outstanding voting stock of the Company, except in connection with (i) a widely dispersed public offering of the Warrant Shares,
(ii) a sale of the related Warrant Shares into the secondary market pursuant to the transaction and volume limitations of Rule 144 (irrespective of holding periods), or (iii) a private placement or sale, including pursuant to Rule 144A under the Act, so long as the transferee and its affiliates do not collectively acquire from Purchaser more than 2% of the voting stock of the Company pursuant to such transfer.

          3.7 Voting. Purchaser covenants that for so long as Purchaser owns the Warrant Shares or any common stock issuable upon conversion of the Warrant Shares, it shall not, to the extent that is entitled under any statute, rule, regulation and/or the Certificate or the Company's Bylaws, exercise any voting, consent or other approval rights, whether by written consent or otherwise, arising from Purchaser's ownership of the Warrant Shares or any common stock issuable upon conversion of the Warrant Shares, which it obtains through the exercise of the Warrant.

     4.   Representations, Warranties and Agreements.

          4.1 The Company's Representations and Warranties. The Company represents and warrants, as of the date hereof, that:

               (a) Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted after the funds are advanced under the Credit; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect on the business or financial condition of the Company.

               (b) Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement, to issue the Warrant and the Warrant Shares and to carry out the transactions contemplated hereby.

               (c) Due Authorization. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement, to issue the Warrant and the Warrant Shares and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except for (i) the effect upon this Agreement of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by equitable principles or principles of public policy upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

               (d) Capitalization of Company. The Company's capital stock is divided into common stock ("Common Stock") and preferred stock. The authorized capital stock of the Company consists of 4,368,200 shares of Series A Preferred Stock, of which, immediately after the Closing Date, 4,270,336 shares are issued or outstanding, 731,800 shares of Series B Preferred Stock, of which, immediately after the Closing Date, 637,790 shares are issued or outstanding, and 22,500,000 shares of Class A Common Stock, of which, immediately after the Closing Date, 4,811,189 shares will be outstanding on a fully diluted basis, and 2,500,000 shares of Class B Common Stock, of which, immediately after the Closing Date, 3,422,983 shares will be outstanding on a fully diluted basis (in each case taking into account all outstanding warrants, options and other rights to purchase the Common Stock and Preferred Stock). When the Warrant to be purchased by the Purchaser hereunder has been delivered as provided herein, the Warrant Shares (i) together with all outstanding shares of Common Stock, Preferred Stock and shares of Common Stock issuable upon exercise of all outstanding Options (as defined below) of the Company will not exceed the number of shares that have been authorized by the Company's Restated Certificate of Incorporation ("Certificate"), (ii) will have been duly authorized to be issued by the Company's board of directors, (iii) will, upon payment therefor in accordance with the terms of the Warrant, be duly and validly issued, fully paid and nonassessable and (iv) will have been reserved for issuance pursuant to the terms of the Warrant.

               (e) No Other Rights or Obligations to Purchase Stock of Company. Except for the Put granted to the Purchaser pursuant to Section 6, the right of first refusal granted to the Purchaser pursuant to Section 8.5, the registration rights set forth in the Investor Rights Agreement and the options and rights granted as fully described on Schedule 4.1(e), (i) there are no outstanding subscriptions, warrants, options, calls, preemptive rights, commitments or rights of first refusal of any character (collectively, "Options") relating to or entitling any person to purchase or otherwise acquire any capital stock of the Company, (ii) there are no obligations or securities convertible into or exchangeable or exercisable for shares of any capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities, (iii) the Company has no obligation to repurchase any of its capital stock, and (iv) the Company has not entered into any agreement to register its securities under the Act.

               (f) No Adjustment of Other Shares on Issuance. Neither the issuance nor the exercise of the Warrant will cause the rate at which any of the Company's outstanding securities are ultimately convertible into Common Stock to change, nor will such issuance or exercise invoke any "antidilution" feature of any of the Company's outstanding securities or rights to purchase securities.

          4.2 Shareholders' Representations and Warranties. Each of the Shareholders represents and warrants that it or the party signing this Agreement on its behalf has all requisite power and authority to enter into this Agreement and that each Shareholder has the power and authority to perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby.

          4.3 Rule 144. The Company agrees that after it has filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of the Company, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, upon the request of Purchaser, will furnish Purchaser with such reports so that the Purchaser may effect routine sales pursuant to Rule 144 and Rule 144A (if applicable) under the Act or any similar rule or regulations hereafter adopted by the Securities and Exchange Commission (the "SEC").

          4.4 Purchaser's Percentage Ownership. The Company hereby represents and warrants that the initial 10,000 Warrant Shares in respect of the Warrant currently represent that number of shares representing a seventy-six thousandths of one percent (0.076%) interest in the Company's equity capital on a fully diluted basis (after giving effect to the exercise of all options, warrants, and convertible securities assuming all options authorized for grant, whether or not granted, have been granted).

     5.   Registration Rights.

          5.1 Purchaser's Registration Rights. The Purchaser shall have registration rights relating to its Warrant and the applicable Warrant Shares set forth in the Investor Rights Agreement. The Company represents and warrants that such registration rights are, in all material respects, at least as favorable to the Purchaser with respect to the right to include the Warrant Shares in any registration of the Company's securities for the Company's own account in connection with an offering of such stock to the public for cash, other than registrations relating solely to employee benefit plans ("Piggyback Rights"), as have been granted to any other person with respect to the Company's securities. The registration rights shall automatically be amended to conform to any Piggyback Rights granted to any future person that are more favorable to such person than to the Purchaser at the time of grant.

          5.2 Shareholders' Registration Rights. Each of the Shareholders agrees that it shall not be entitled to exercise any registration rights in its favor now existing or hereafter arising if such Shareholder shall have received notice from Purchaser that an Event of Default has occurred under the Loan Agreement and no waiver of such Event of Default shall have been made.

     6.   Purchaser's Put Option.

     The Company and the Purchaser agree that under certain circumstances as more fully set forth below, Purchaser may elect to sell to the Company its Warrant Shares or any portion of its Warrant Shares, and the Company agrees to buy such Warrant Shares or any portion thereof when properly tendered by the Purchaser. Purchaser's option as herein set forth (the "Put") to demand that the Company purchase, from time to time, the Warrant Shares or any portion thereof then held by Purchaser is subject to the following terms and conditions:

          6.1 Time of Exercise. The Put (i) shall become exercisable on the earliest to occur of (a) the closing of a Qualified Financing, (b) after three years after the Closing if a Qualified Financing has not occurred, (c) a liquidation, dissolution or winding up of the Company, (d) the closing of an acquisition, merger, exchange of securities, sale of all or substantially all of the assets of the Company, reorganization in which the Company is not the surviving entity or a stock issuance or "reverse merger" in which the Company is the surviving entity but under which the holders of the Company's securities prior to such stock issuance or reverse merger do not hold more than fifty (50%) of the voting securities of the Company following such stock issuance or reverse merger, (e) immediately prior to the closing of a Qualified Public Offering, (f) upon payment in full of the Obligations (as defined in the Loan Agreement), (g) the date of any Event of Default (as defined in the Loan Agreement) that results in acceleration of all or any of the Obligations (as defined in the Loan Agreement) due thereunder and (h) the date of any Refinancing and (ii) shall terminate on the earliest of (x) the closing of a Qualified Public Offering, (y) the closing of an acquisition, merger, exchange of securities, sale of all or substantially all of the assets of the Company, reorganization in which the Company is not the surviving entity or a stock issuance or "reverse merger" in which the Company is the surviving entity but under which the holders of the Company's securities prior to such stock issuance or reverse merger do not hold more than fifty (50%) of the voting securities of the Company following such stock issuance or reverse merger; provided, however, that the Purchaser shall have the right to exercise the option granted pursuant to this section concurrently with such closing by delivering written notice of their intention to so exercise at least ten (10) days prior to the date of such closing; provided, further, that the Company shall provide the Purchaser with not less than thirty (30) days written notice of the closing of a transaction contemplated by this Section 6.1; or (z) the liquidation of the Company. For purposes of this Agreement, (1) "Qualified Financing" shall mean an equity or subordinated debt investment in the Company in which the Company receives net proceeds in excess of Three Million Dollars ($3,000,000), (2) "Refinancing" shall mean any refinancing, by other than the Purchaser pursuant to the Loan Agreement, whereby all obligations under the Term Loan (as defined in the Loan Agreement) are repaid in full and the commitment thereunder has terminated; provided, however, that a "Refinancing" shall not include a refinancing of the Loan contemporaneous with the sale of the Company or the sale of all or substantially all of the equity of the Company to other than an affiliate of the Company, and (3) "Qualified Public Offering" shall mean an underwritten public offering in which the Company receives gross proceeds of not less than $10,000,000 at a purchase price per share of not less than $3.73 (as adjusted for stock splits, dividends, recapitalization and the like).

          6.2 Put Price. Subject to Section 8.4, the price at which the Put may be exercised (the "Put Price") shall be the greater of (i) the Warrant Price (as defined in the Warrant) of the Warrant Shares for which the Put is being exercised plus all accrued and unpaid dividends through the date of repurchase, and (ii) the fair market value of the Warrant Shares for which the Put is being exercised as agreed upon by the Company and the Purchaser.

          6.3 Method of Exercise. To exercise the Put, any Purchaser shall give written notice to the Company of its desire to so exercise and the Company shall provide written notice to the Purchaser within twenty (20) business days of receipt of the Purchaser's notice, setting forth the Company's calculation of the Put Price pursuant to Section 6.2 and a proposed closing date, which shall not be more than sixty (60) business days following such Company notice. Such Purchaser shall then respond within twenty (20) business days of such Company notice indicating whether it accepts the Company's calculation of the Put Price or desires to submit the matter for appraisal in accordance with the provisions of Section 6.4. If such Purchaser desires to accept the specified Put Price, it shall tender to the Company, at the closing, the certificate representing its Warrant Shares, duly endorsed in blank, free and clear of all liens, claims, and encumbrances, and the Company shall pay at the closing the applicable purchase price by cash or cash equivalent made payable to such Purchaser, and shall issue to such Purchaser a new certificate of like tenor to the extent the Put was not exercised with respect to all of such Purchaser's Warrant Shares.

          6.4 Appraisal on Disagreement. If Purchaser and the Company do not agree on the Put Price under the method of the calculation elected by Purchaser, the Put Price shall be determined by appraisal. All appraisals shall be undertaken by two appraisers, one selected by the Company and one selected by the Purchaser. The fair market value shall be the fair market value arrived at by those appraisers within sixty (60) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other, the fair market value shall be the mean of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Warrant Shares shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, the mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within thirty (30) days following the end of the sixty (60) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association upon the request of either party. If, following the conclusion of any appraisal referred to above, a Purchaser shall choose not to sell any or all of the Warrant Shares, then it shall so notify the Company, within twenty (20) days following receipt of the appraisal. If the Purchaser chooses not to sell any or all of the Warrant Shares and after the initiation of the procedures outlined in
Section 6.3, then its rights hereunder shall terminate with respect to all such securities not offered to the Company. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Purchaser will be borne by the Purchaser and the expenses of the third appraiser will be borne 50% of the Company and 50% by the Purchaser.

     7.  Co-Sale Agreement.

          7.1  Tag-Along Rights.

               (a) If any Shareholder proposes to sell or transfer any shares of Common Stock or Preferred Stock owned by such Shareholder ("Stock") in one or more related transactions which will result in (i) the transfer of five percent (5%) or more shares of Stock held by such Shareholder or (ii) the transferee of such shares increasing its ownership from less than five percent (5%) to more than five percent (5%) of the Common Stock of the Company then outstanding (taking into account any Preferred Stock held by such transferee which is convertible into Common Stock), then such Shareholder shall promptly give written notice (the "Notice") to the Company and each Purchaser at least twenty
(20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 7.2(a) or 7.2(b) hereof, the Notice shall state under which paragraph the sale or transfer is being made.

               (b) Each Purchaser shall have the right, exercisable upon written notice to such Shareholder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent that a Purchaser exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Shareholder may sell in the transaction shall be correspondingly reduced.

               (c) Each Purchaser may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock and Preferred Stock (on a fully converted basis) covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock and Preferred Stock (on a fully converted basis) owned by the Purchaser at the time of the sale or transfer (including any shares of Common Stock acquired by the Purchaser after receipt of the notice and prior to the time of such sale or transfer) and the denominator of which is the total number of shares of Common Stock and Preferred Stock (on a fully converted basis) owned by the Shareholder and Purchaser at the time of the sale or transfer (including any shares of Common Stock acquired by Purchaser after receipt of the notice and prior to the time of such sale or transfer).

               (d) Purchaser shall effect its participation in the sale by promptly delivering to such Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of stock which the Purchaser elects to sell.

               (e) The stock certificate or certificates that a Purchaser delivers to such Shareholder pursuant to Section 7.1(d) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and such Shareholder shall concurrently therewith remit to the Purchaser that portion of the sale proceeds to which the Purchaser is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Purchaser, such Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, such prospective purchaser or purchasers shall purchase such shares or other securities from the Purchaser.

               (f) The exercise or non-exercise of the rights of a Purchaser hereunder to participate in one or more sales of Stock made by any Shareholder shall not adversely affect its rights to participate in subsequent sales of Stock subject to Section 7.1(a).

          7.2  Exempt Transfers.

               (a) Notwithstanding the foregoing, but subject to the notice requirements in Section 7.1(a) above, the co-sale rights of a Purchaser shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse, or to trusts for the benefit of such persons, of a Shareholder; or (iii) any bona fide gift or charitable contribution; provided that (A) such transferring Shareholder shall inform the Purchaser in writing of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Purchaser with a written agreement to be bound by and comply with all provisions of this Section 7. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

               (b) Notwithstanding the foregoing, the provisions of Section 7.1 shall not apply to the sale or transfer of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC or sales pursuant to Rule 144 under the Act or (ii) if prior to such sale or transfer, the Shareholder (except for the Shareholders executing a signature page to this Agreement) held less than ten percent (10%) of the Company's outstanding shares.

          7.3  Prohibited Transfers.

               (a) In the event a Shareholder should sell any Stock in contravention of the co-sale rights of the Purchaser under this Agreement (a "Prohibited Transfer"), the Purchaser, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided herein, and such Shareholder shall be bound by the applicable provisions of such option.

               (b) In the event of a Prohibited Transfer, the Purchaser shall have the right to sell to the violating Shareholder the type and number of shares of Stock equal to the number of shares the Purchaser would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. The Purchaser shall exercise such right and such sale shall be made on the following terms and conditions:

                   (i) The price per share at which the shares are to be sold to such Shareholder shall be equal to the price per share paid by the purchaser to such Shareholder in the Prohibited Transfer. Such Shareholder shall also reimburse the Purchaser for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Purchaser's rights under Section 7.1 and under this Section 7.3.

                   (ii) Within 90 days after the later of the dates on which the Purchaser (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, the Purchaser shall, if exercising the option created hereby, deliver to such Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                   (iii) Such Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by Purchaser pursuant to this Section 7.3, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 7.3(b)(i), in cash or by other means acceptable to the Purchaser.

                   (iv) To the extent a Shareholder transfers Stock in violation of Section 7.1 hereof and the Purchaser has not exercised or waived in writing its rights to sell Stock pursuant to this Section 7.3(b), any such transfer shall be void and the Company agrees it will not effect such a transfer, nor will it treat any alleged transferee as the purchaser of such shares without the written consent of the Purchaser.

          7.4 Amendment. Notwithstanding anything else contained in this Agreement, any provision of this Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) as to the Company, only the Company, (b) as to the Purchaser, only the Purchaser, and (c) as to the Shareholders, purchasers of a majority in interest of the Stock held by the Shareholder on the date hereof, provided that any Shareholder may waive any of such Shareholder's rights hereunder without obtaining the consent of such majority. Any amendment or waiver effected in accordance with clauses (a), (b) and (c) of this paragraph shall be binding upon Purchaser, its successors and assigns, the Purchasers of the Warrant, the Company and the Shareholders.

          7.5 Term. This Section 7 shall terminate upon the closing of a Qualified Public Offering.

          7.6 Ownership. Each Shareholder represents and warrants that such Shareholder is the sole legal owner of the shares of stock subject to this
Section 7, subject to community property laws (where applicable) and that no other person has any interest in such shares.

          7.7  Drag-Along Obligation.

               (a) If one or more Shareholders intend to make a Control
Transfer (as defined below) for consideration to any person or entity or group of related persons or entities, upon notice to each Purchaser, the transferring Shareholder(s) (for purposes of this Section 7.7, the "Dragging Shareholder") may cause Purchaser to sell the Warrant and Warrant Shares owned by it as provided in this Section 7.7. The Dragging Shareholder will notify Purchaser in writing (the "Drag-Along Notice") of such intended transfer and the exercise of its rights hereunder at least ten (10) days prior to the proposed date for the consummation of such transfer, which notice will contain all of the material terms of the transfer, including, without limitation, the name and address of the prospective purchaser(s), the type and number of shares of Stock to be sold, the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions). The maximum number of shares of Stock which will be required to be sold under this Section
7.7 will be determined as of the date of consummation of such sale or transfer and will equal (i) if the Dragging Shareholder sells less than all of its shares in the Control Transfer, (A) a fraction, the numerator of which is the total number of shares of Common Stock and Preferred Stock owned by the Purchaser plus the number of shares of stock issuable on exercise of Purchaser's Warrant and the denominator of which is the sum of the total number of shares of Common Stock and Preferred Stock owned by the Dragging Shareholders plus the total number of shares of Common Stock and Preferred Stock owned by the Purchaser plus the number of shares of stock issuable on exercise of the Warrant, multiplied by
(B) the total number of shares of Common Stock and Preferred Stock proposed to be sold by the Dragging Shareholder, and (ii) if the Dragging Shareholder sells all of its shares of Stock in the Control Transfer, all of the shares of Common Stock and Preferred Stock owned by the Purchaser plus the number of shares of Common Stock issuable on exercise of Purchaser's Warrant. All calculations under the preceding sentence shall treat all Preferred Stock on a fully converted basis. "Control Transfer" means a sale, exchange or other transfer by one or more Shareholders pursuant to a private sale or other transaction or series of transactions (other than pursuant to a registered public offering) of an aggregate of more than 50% of the outstanding shares of the Company to any person or entity.

               (b) Any transfer by a Purchaser pursuant to this Section 7.7 will be on the same terms and conditions, and for the same consideration per share, as the transfer by the Dragging Shareholder which is the subject matter of the Drag-Along Notice.

               (c) Notwithstanding the foregoing, no Shareholder may exercise its drag-along rights under this Section 7.7 with respect to any outstanding Warrant Shares in a transaction with an affiliate of such Shareholder unless the purchase price for each Warrant Share is equal to that which could obtained in an arms' length transaction.

     8.   MISCELLANEOUS.

          8.1 Certain Restrictions. Until the Warrant has been fully exercised or has expired in accordance with its terms, the Company shall not:

               (a) Except in respect of the rights described in Schedule 4.1(e), without the prior written consent of Purchaser, redeem, repurchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any equity securities of the Company except for those shares of Common Stock of the Company repurchased from officers, directors or employees under agreements providing for the purchase of such shares by the Company upon the termination of employment by or service to the Company as a director, officer or employee; or

               (b) Without the prior written consent of each Purchaser, such consent not to be unreasonably withheld, amend the Certificate if such amendment would improve the rights, preferences or privileges of any class of shares of the Company except as required by this Agreement.

          8.2 No Change of Fiscal Year. Until the Warrant has been fully exercised or has expired in accordance with its terms or the Put has been exercised in full, the Company shall not change its fiscal year end from December 31 without Purchaser's prior written consent, which consent shall not unreasonably be withheld.

          8.3 Financial Information. Until such time as the Company is required to furnish annual reports to its shareholders pursuant to the Exchange Act, the Company shall cause its quarterly and annual financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by a firm of established national reputation), and all of the information which the Company provides to its primary institutional lender from time to time, to be mailed to the Purchaser within 30 days after the end of each month, within 45 days after the end of each of its fiscal quarters, within 120 days after the end of each of its fiscal years, respectively, and, until the Warrant has been fully exercised or has expired in accordance with its terms, the Company, within 30 days prior to the end of each of its fiscal years, shall provide financial projections covering the period through at least the end of the next fiscal year; provided, however, that the Company shall not be required to supply any information to the Purchaser which duplicates information already supplied to the Purchaser under other agreements. In addition, the Company shall provide the Purchaser with all of the information which the Company provides purchasers of shares of each class of stock as set forth in the Certificate, as then in effect. The Company shall have met its obligation to supply information to any co-participant or assign of the Purchaser hereunder by supplying a copy of such information to the single largest Purchaser of the Warrant. Purchaser shall have standard inspection rights until the Warrant has been fully exercised or has expired in accordance with its terms.

          8.4 Valuation of Publicly Traded Stock. Notwithstanding anything to the contrary contained in Section 6, in the event of a Put pursuant to which a Purchaser has elected a valuation of the Warrant Shares based on Fair Market Value when the Common Stock of the Company is traded on a securities exchange or actively traded over-the-counter, the price per share of the Warrant Shares shall be determined on a fully converted basis according to trading in the Common Stock as follows:

               (a) if traded on a securities exchange, the per-share price shall be deemed to be the average of the security's closing prices on such exchange over the 30 day period ending three (3) days prior to the closing of the Put; and

               (b) if actively traded over-the-counter (at least 5,000 shares per day on average over the 30-day period described below), the per-share price shall be deemed to be the average of the security's closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to delivery of the initial notices delivered by the Purchaser and the Company under
Section 6.4.

          8.5  Rights of First Refusal.

               (a) Subsequent Offerings. The Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 8.5(f) hereof. The Purchaser's pro rata share is equal to the ratio of (A) the number of shares of the Common Stock of which such Purchaser is deemed to be a Purchaser immediately prior to the issuance of such the Equity Securities (which shall include, without limitation, all Common Stock issued or issuable upon exercise of this Warrant in full and full conversion of the Shares) to (B) the total number of shares of the Company's outstanding Common Stock on a fully diluted basis (including all shares of Common Stock issued or issuable upon exercise of this Warrant in full and full conversion of the Shares) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

          (b) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If a Purchaser gives the Company notice that it desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities, at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities to third parties. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

               (c) Issuance of Equity Securities to Other Persons. If the Purchaser fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Purchaser's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Purchaser pursuant to Section 8.5(b) hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 8.5(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser in the manner provided above.

               (d) Termination of Rights of First Refusal. The rights of first refusal established by this Section 8.5 shall terminate upon the effective date of the registration statement pertaining to a Qualified Public Offering

               (e) Transfer of Rights of First Refusal. The rights of first refusal of the Purchaser under this Section 8.5 may be transferred to the same parties and subject to the same restrictions, as any transfer of the Warrant.

               (f) Excluded Securities. The rights of first refusal established by this Section 8.5 shall have no application to any of the following Equity
Securities: (A) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;
(B) stock issued pursuant to any rights or agreements outstanding as of the date of this Warrant, options and warrants outstanding as of the date of this Warrant; and stock issued pursuant to any such rights or agreements granted after the date of this Warrant, provided that the rights of first refusal established by this Section 8.5 applied with respect to the initial sale or grant by the Company of such rights or agreements; (C) any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination; (D) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (E) shares of Common Stock issued upon conversion of the Shares; and (F) any Equity Securities issued pursuant to any equipment leasing arrangement, or bank financing.

          8.6 State Securities Laws. The Company hereby agrees to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Warrant.

          8.7 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser, the Shareholders and the Company and their respective heirs, legal representatives, successors and assigns.

          8.8 Amendment. This Agreement may be amended only by a written instrument, signed by Purchaser, the Company, and Shareholders owning a majority in interest of the Stock owned by the Shareholders, which specifically states that it is amending this Agreement.

          8.9 Applicable Law. The laws of the State of California shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be implied under principles of conflicts of law.

          8.10 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

               (a)  If to the Company:

                    Comps.com, Inc.
                    9888 Carroll Centre Road, Suite 100
                    San Diego, CA 92126
                    Attn:  Karen Goodrum
                    Fax:  619/684-3293

                    with a copy to:
                    ---------------

                    Brobeck, Phleger & Harrsion llp
                    550 West C Street, Suite 1200
                    San Diego, CA 92101
                    Attn:  Faye Russell
                    Fax:  619/234-3848

                    If to the Purchaser:

                    Silicon Valley Bank
                    3003 Tasman Drive
                    Santa Clara, California 95054
                    Attn:  Mezzanine Finance, NC475
                    Fax:  408/969-6501

                    with a copy to:
                    --------------

                    Cooley Godward LLP
                    One Maritime Plaza, 20th Floor
                    San Francisco, California  94111
                    Attn:  Joseph A. Scherer, Esq.

               (b) If to a Shareholder, at such Shareholder's address set forth below such Shareholder's signature hereto; or, as to any party hereto, at such other address as any party shall have specified by notice in writing to each other party.

          8.11 Expiration of Agreement. Except as otherwise set forth herein, this Agreement (but not the Warrant) shall terminate and be of no further force or effect with respect to any Warrant Shares which are sold by the Purchaser pursuant to an effective registration statement filed by the Company pursuant to the Registration Rights Agreement or in compliance with Rule 144. Except as otherwise expressly provided herein, this Agreement shall terminate on the tenth anniversary of this Agreement unless extended prior to that date.

          8.12 Recapitalizations, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Warrant, to any and all shares of capital stock of the Company or any capital stock, limited liability company membership interests, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of any of the Warrant Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise and to any Warrant Shares.

          8.13 Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives. Notwithstanding anything herein or in the Warrant to the contrary and without regard to any limitations set forth herein or therein, the parties acknowledge that the Purchaser may transfer all or any of its rights hereunder and under the Warrant to any affiliate of the Purchaser (including, without limitation, the officers, directors and employees of the Purchaser, or any partnership comprised thereof or any corporation owned by any of them, the ancestors, descendants or spouse, or to trusts for the benefit of such persons) and that for the purpose of interpreting and enforcing this Agreement, all such assigns shall be considered as one and the same person.

          8.14 Integration. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement, the Warrant and the Investor Rights Agreement.

          8.15 Personal Jurisdiction. The Company and the Purchaser hereby agree that any legal action or proceeding with respect to this Agreement or any of the agreements, documents or instruments delivered in connection herewith may be brought in the courts of the State of California or of the United States of America in any district in California as the Purchaser may elect, and, by execution and delivery hereof, each of the Company and the Purchaser accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Purchaser in writing, with respect to any action or proceeding brought by the Company against the Purchaser. Nothing herein shall limit the right of the Purchaser to bring proceedings against the Company in the courts of any other jurisdiction. The Company waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

          8.16 Jury Waiver. Each of the Company and the Purchaser waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between the Company and the Purchaser arising out of, connected with, related to or incidental to the relationship established between them in connection with this agreement or any other instrument, document or agreement executed or delivered in connection herewith or therewith or the transactions related hereto or thereto.

          8.17 Confidentiality. In handling any confidential information of the Company, Purchaser shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Purchaser in connection with their present or prospective business relations with the Company, (ii)to prospective transferees or purchasers of any interest in the loans, provided that they have entered into a comparable confidentiality agreement in favor of the Company and have delivered a copy to the Company, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Purchaser, and (v) as Purchaser may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Purchaser when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Purchaser by a third party, provided Purchaser does not have actual knowledge that such third party is prohibited from disclosing such information.

          In Witness Whereof, the Company, Purchaser and the Shareholders have executed this Agreement as of the date first above written.

The Company:                            Comps.com, Inc.,
                                        a Delaware corporation


                                        By: /s/ Christopher A. Crane
                                            ------------------------------

                                        Printed Name: Christopher A. Crane
                                                      --------------------

                                        Title: President and CEO
                                               ---------------------------


The Purchaser:                          Silicon Valley Bank


                                        By: /s/ Laurita J. Hernandez
                                            ------------------------------

                                        Printed Name: Laurita J. Hernandez
                                                      --------------------

                                        Title: Vice President
                                               ---------------------------



The Shareholders:                   (see attached page)

              [Signature Page to Warrant Subscription Agreement]

The Shareholders:                       Summit Ventures III, L.P.,


                                        By:  Summit Partners III, L.P.,
                                             its general partner

                                        By:  Stamps, Woodsum & Co. III,
                                             its general partner


                                    By: /s/ Gregory M. Avis
                                       ---------------------------------

                                    Printed Name: Gregory M. Avis
                                                  ----------------------

                                    Title: General Partner
                                           -----------------------------


                                    Summit Investors II, L.P.


                                    By: /s/ Gregory M. Avis
                                       ---------------------------------

                                    Printed Name: /s/ Gregory M. Avis
                                                  ----------------------

                                    Title: /s/ General Partner
                                           -----------------------------



                                    /s/ Christopher A. Crane
                                    ------------------------------------
                                        Christopher A. Crane



                                    /s/ Robert C. Beasley
                                    ------------------------------------
                                        Robert C. Beasley



                                    /s/ Merrill Oster
                                    ------------------------------------
                                        Merrill Oster


              [Signature Page to Warrant Subscription Agreement]

                                Schedule 4.1(e)


                          LIST OF OPTIONS AND RIGHTS


Rights Related to Company Stock:
-------------------------------
The Company filed a Form S-1 Registration Statement on February 25, 1999 and related amendment on April 5, 1999 in connection with the underwritten public offering of 4,370,000 shares of the Company's Common Stock, which includes 570,000 shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.

Certain registration rights, the right of first refusal, repurchase rights and certain other rights are set forth in the Amended and Restated Investors Rights Agreement by and among the Company and certain stockholders dated February 9, 1998.

Certain co-sale rights and the right of first refusal are set forth in the Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company and certain purchasers dated February 9, 1998.

Outstanding Options to Purchase Class B Common Stock.
----------------------------------------------------
2,480,449 shares of Class B Common Stock are issuable upon the exercise of outstanding options.

Outstanding Warrants to Purchase Class A Common Stock:
-----------------------------------------------------
37,329 shares of Class A Common Stock are issuable upon the exercise of an outstanding warrant.

Outstanding Warrants to Purchase Class B Common Stock:
-----------------------------------------------------
899,034 shares of Class B Common Stock are issuable upon the exercise of outstanding warrants;

Venture Lending & Leasing II, Inc., holds a warrant to purchase a number of shares of the Company's Class B Common Stock with an aggregate initial exercise price of $225,000 and a per share exercise price that is halfway between the last ($1.8031) and the next round of equity financing. If there is no new equity financing done prior to August 12, 2000, then the warrant exercise price will equal $2.70 until the warrant expires.

                               [Schedule 4.1(e)]

                                   Exhibit A

                                FORM OF WARRANT




                                  [Exhibit A]